                             IROQUOIS BANCORP, INC.

                              401(K) SAVINGS PLAN


                       Financial Statements and Schedules

                           December 31, 1997 and 1996


                  (With Independent Auditors' Report Thereon)

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                               Table of Contents
                               -----------------


                                                                           Page
                                                                           ----

Independent Auditors' Report                                                  1

Financial statements for the years ended December 31, 1997 and 1996:

Statements of Net Assets Available for Plan Benefits at
 December 31, 1997 and 1996, with Fund Information                          2-3

Statements of Changes in Net Assets Available for Plan
 Benefits for the Years Ended December 31, 1997 and 1996,
 with Fund Information                                                      4-5

Notes to financial statements                                              6-11

Supplemental schedules as of and for the year ended December 31, 1997:

Item 27a Schedule of Assets Held for Investment Purposes - Income Fund       12

Item 27a Schedule of Assets Held for Investment Purposes - Equity Fund       13

Item 27a Schedule of Assets Held for Investment Purposes - Balanced Fund     14

Item 27a Schedule of Assets Held for Investment Purposes - Common
 Stock Fund                                                                  15

Item 27a Schedule of Assets Held for Investment Purposes - Employee
 Loan Fund                                                                   16

Item 27d Schedule of Reportable (5%) Transactions                            17

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



The Pension Plan Trustees of Iroquois Bancorp, Inc.
     401(k) Savings Plan:


We have audited the accompanying statements of net assets available for plan benefits, with Fund information of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits, with fund information for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


KPMG PEAT MARWICK LLP

Syracuse, New York

March 3, 1998

                            IROQUOIS BANCORP, INC.

                              401(K) SAVINGS PLAN

  Statement of Net Assets Available for Plan Benefits, with Fund Information

                                December 31, 1997

                                                                               Common     Employee
                                          Income       Equity     Balanced     Stock        Loan
         Assets                            Fund         Fund        Fund       Fund         Fund        Total
         ------                          --------      ------     --------     -----      --------      -----

Investments, at fair value:
  Cash                                   $  --          --            300       --          --              300
  Money market funds                        --         53,448      38,730           17      --           92,195
  U.S. Government securities                --          --        120,881       --          --          120,881
  Corporate bonds                         350,206       --         80,874       --          --          431,080
  Common stocks                             --       1,172,424    214,155    2,949,044      --        4,335,623
  Preferred stock                          10,600       --           --         --          --           10,600
  Employees' loans                          --          --           --         --        186,187       186,187
                                          -------    ---------    -------    ---------    -------     ---------

                                          360,806    1,225,872    454,940    2,949,061    186,187     5,176,866
                                          -------    ---------    -------    ---------    -------     ---------
Receivables:
  Accrued interest and

    dividends                               --           1,955      4,383           19      --            6,357
  Due from employees                        5,598       18,538      9,569        4,062      --           37,767
  Due from employer                         --          --           --         10,340      --           10,340
                                          -------    ---------    -------    ---------    -------     ---------
                                            5,598       20,493     13,952       14,421      --           54,464
                                          -------    ---------    -------    ---------    -------     ---------
Net assets available for plan benefits   $366,404    1,246,365    468,892    2,963,482    186,187     5,231,330
                                          =======    =========    =======    =========    =======     =========


See accompanying notes to financial statements.

                            IROQUOIS BANCORP, INC.

                              401(K) SAVINGS PLAN

  Statement of Net Assets Available for Plan Benefits, with Fund Information

                               December 31, 1996

                                                                               Common      Employee
                                            Income     Equity    Balanced      Stock        Loan
         Assets                              Fund       Fund       Fund        Fund         Fund         Total
         ------                            --------    -------   --------    ---------    --------     -------

Investments, at fair value:
  Cash                                     $   --         --          300         --          --            300
  Money market funds                         17,863     87,563     55,104       23,428        --        183,958
  U.S. Government securities                   --         --      108,836         --          --        108,836
  Corporate bonds                           324,457       --       44,362         --          --        368,819
  Contracts with insurance companies         19,441       --         --           --          --         19,441
  Common stocks                                --      841,613    176,856    1,979,140        --      2,997,609

  Preferred stock                            10,600       --         --           --          --         10,600
  Employees' loans                             --         --         --           --       204,552      204,552
                                            -------    -------    -------    ---------     -------    ---------
                                            372,361    929,176    385,458    2,002,568     204,552    3,894,115
                                            -------    -------    -------    ---------     -------    ---------
Receivables:
  Accrued interest and

    dividends                                   268      2,098      3,431           55        --          5,852

Net assets available for plan benefits     $372,629    931,274    388,889    2,002,623     204,552    3,899,967
                                            =======    =======    =======    =========     =======    =========


See accompanying notes to financial statements.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

     Statement of Changes in Net Assets Available for Plan Benefits, with
                               Fund Information

                         Year ended December 31, 1997

                                                                           Common     Employee
                                     Income       Equity     Balanced      Stock        Loan
                                      Fund         Fund        Fund        Fund         Fund        Total
                                   ---------     --------   ----------    --------    ---------     ------
Investment income:

  Dividends on Iroquois
    Bancorp, Inc. common
    stock                          $    --           --         --           41,122        --         41,122
  Interest and dividends               1,000       24,576      19,434           420     14,499        59,929
  Net appreciation in fair
    value of investments              22,868      206,904      43,832       974,819       --       1,248,423
                                     -------      -------     -------     ---------    -------     ---------
                                      23,868      231,480      63,266     1,016,361     14,499     1,349,474
                                     -------      -------     -------     ---------    -------     ---------

Contributions:

  Employees                           38,018      149,766      69,876        42,490       --         300,150
  Employer                              --           --          --         109,444       --         109,444
                                     -------      -------     -------     ---------    -------     ---------
                                      38,018      149,766      69,876       151,934       --         409,594
                                     -------      -------     -------     ---------    -------     ---------

     Total additions                  61,886      381,246     133,142     1,168,295     14,499     1,759,068
                                     -------      -------     -------     ---------    -------     ---------

Benefits paid to participants         56,560      107,126      40,535       195,134       --         399,355

Administrative expenses                1,808       13,325       5,791         7,426       --          28,350
                                     -------      -------     -------     ---------    -------     ---------

     Total deductions                 58,368      120,451      46,326       202,560       --         427,705
                                     -------      -------     -------     ---------    -------     ---------


Transfers among funds                 (9,743)      54,296      (6,813)       (4,876)   (32,864)         --
                                     -------      -------     -------     ---------    -------     -------
  Net increase(decrease)              (6,225)     315,091      80,003       960,859    (18,365)    1,331,363

Net assets available for plan benefits:

  Beginning of year                  372,629      931,274     388,889     2,002,623    204,552     3,899,967
                                     -------      -------     -------     ---------    -------     ---------

  End of year                       $366,404    1,246,365     468,892     2,963,482    186,187     5,231,330
                                     =======    =========     =======     =========    =======     =========





See accompanying notes to financial statements.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

     Statement of Changes in Net Assets Available for Plan Benefits, with
                               Fund Information

                         Year ended December 31, 1996

                                                                           Common      Employee
                                     Income       Equity     Balanced      Stock         Loan
                                      Fund         Fund        Fund        Fund          Fund          Total
                                   ---------    --------    ----------    -------     ----------      -------
Investment income:

  Dividends on Iroquois
    Bancorp, Inc. common
    stock                           $   --           --          --         37,765         --          37,765
  Interest and dividends               2,911       21,144      16,383          271       17,713        58,422
  Net appreciation in fair
    value of investments              23,853      155,362      30,446      459,858         --         669,519
                                     -------      -------     -------      -------       ------       -------
                                      26,764      176,506      46,829      497,894       17,713       765,706
                                     -------      -------     -------      -------       ------       -------

Contributions:

  Employees                           50,543      154,145      64,187       57,020         --         325,895
  Employer                              --           --          --        126,309         --         126,309
                                     -------      -------     -------      -------       ------       -------
                                      50,543      154,145      64,187      183,329         --         452,204
                                     -------      -------     -------      -------       ------       -------
    Total additions                   77,307      330,651     111,016      681,223       17,713     1,217,910
                                     -------      -------     -------      -------       ------     ---------

Benefits paid to participants        142,677      158,524      40,900      180,414         --         522,515

Administrative expenses                2,828       11,353       5,543        7,020         --          26,744
                                     -------      -------     -------      -------       ------     ---------

     Total deductions                145,505      169,877      46,443      187,434         --         549,259
                                     -------      -------     -------      -------       ------     ---------


Transfers among funds                  4,649       33,453       6,847       (2,677)     (42,272)         --
                                     -------      -------     -------      -------       ------     -------
  Net increase(decrease)             (63,549)     194,227      71,420      491,112      (24,559)      668,651

Net assets available for plan benefits:

  Beginning of year                  436,178      737,047     317,469    1,511,511      229,111     3,231,316
                                     -------      -------     -------    ---------      -------     ---------

  End of year                       $372,629      931,274     388,889    2,002,623      204,552     3,899,967
                                     =======      =======     =======    =========      =======     =========


See accompanying notes to financial statements.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements
                               December 31, 1997

(1)      Description of the Plan

         The following description of the Iroquois Bancorp, Inc. 401(K) Savings Plan (Plan) is provided for general informational purposes only. Participants should refer to the Plan agreement for more complete information.

         General

         The Plan is a defined contribution plan sponsored by Iroquois Bancorp, Inc. (the "Company") for the benefit of its employees and the employees of its wholly owned subsidiaries, Cayuga Bank and The Homestead Savings
         (FA). Employees may elect to participate in the Plan after completion of 1,000 hours of service in a Plan year and attainment of age 21. Participants may not be subject to the terms of a collective bargaining agreement with the Company, or its subsidiaries.

         Description of Funds

         Participants elect to have their contributions allocated to any combination of the Plan's funds. The following is a description of the investment of each fund:

                  Income Fund - Contracts issued by insurance companies, Series B preferred stock of the Company, money market and other fixed income funds, interest- bearing savings accounts, term accounts and certificates of deposit.

                  Equity Fund - Common stock, securities convertible into common stock and money market funds.

                  Balanced Fund - Common stock, securities convertible into common stock, bonds, notes, debentures, and money market funds.

                  Common Stock Fund - Common stock of the Company and money market funds or interest-bearing savings accounts.

         Contributions

         Contributions to the Plan are determined as follows:

         (1) Employee contributions are 1% to 10% of the participant's compensation, as defined, and are subject to IRS limitations for any Plan year.

         (2) Employer matching contributions are equal to 50% of employee contributions for any Plan year up to 6% of compensation, as defined. The Company may also contribute to the Plan a discretionary amount as determined by the Board of Directors. The Company's contributions to the Plan must be allocated to the common stock fund, the purpose of which is to acquire common stock of the Company.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements

(1)      Description of the Plan (continued)

         Participants' Accounts

         An account is maintained for each participant. The fair value of each participant's account is determined as of each valuation date. The change in the fair value of each participant's account includes the effect of employer and employee contributions, income collected or accrued, realized and unrealized appreciation or depreciation of assets, distributions, withdrawals, expenses, and all other transactions affecting the assets.

         Participants may elect to transfer their interest between funds in multiples of 10% of either account balance or annual contributions.

         Net investment income by fund is allocated to each participant's account based on the proportion in which the value of each participant's account bears to the total value of all participants' accounts.

         Participants who have attained age 59 1/2 may withdraw the portion of their account attributed to employee contributions prior to normal retirement (age 65).

         Forfeitures are applied to the Company's matching and discretionary contributions as a reduction of those contributions.

         As of any valuation date, a participant with a hardship, as defined in the Internal Revenue Code, may withdraw funds available for hardship withdrawal.

         Participants have the right to borrow from their accounts, amounts not exceeding 50% of the participant's vested balance and not less than $1,000. The interest rate charged on employee loans is based on the prime rate at the time a loan is granted. Loans shall be for a period of not less than one year and not more than five years. These loans are subject to terms and conditions as set forth by the plan administrator. Participant loans are treated as a transfer from the participant directed accounts into the Loan Fund. Principal and interest payments on the loans are allocated to the Loan Fund and transferred to the participant directed accounts based on their current investment allocations.

         Vesting

         Cumulative employer contributions and related income become vested at the rate of 20% per year during the first five years of employment. After five years of employment, employer contributions vest immediately to the benefit of the employee. Upon attaining age 65, retirement, death, full or partial Plan termination, or a change in control of the Company, as defined, a participant becomes 100% vested in the portion of their accounts attributable to employer contributions.

         Payment of Benefits

         Vested benefits are payable in a lump-sum payment.

         Participants' Claims Upon Plan Termination

         Although it has not expressed any intent to do so, the Company may terminate the Plan, subject to the provisions of ERISA, at any time. In the event the Plan is terminated, participants will become fully vested in their asset accounts and their accounts will be paid to them as provided by the Plan document.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements

(2)      Summary of Significant Accounting Policies

         Basis of Presentation

         The accompanying financial statements have been prepared on the accrual basis of accounting, adjusted for fair value changes of assets. Management of the Plan has made estimates and assumptions relating to the reporting of net assets available for plan benefits to prepare the financial statements.

         Actual results could differ from those estimates.

         Investment Valuation and Income Recognition

         Marine Midland Bank, N.A. is Custodian and Trustee for the Plan. Clover Capital Management, Inc. manages the equity and balanced funds and Marine Midland Bank, N.A. manages the income, common stock and employee loan funds.

         The Plan's investments are stated at fair value. The fair values are determined as follows:

         Stocks and corporate bonds are valued at the closing prices on national exchanges.

         Investments in certificates of deposit, money market funds, savings accounts and employee loans are stated at cost which approximates fair value.

         Investments in U.S. Government and U.S. Government Agency obligations are stated at fair value based on quoted market prices.

         Investment contracts with insurance companies are stated at the cost of the underlying contract plus interest earned to date as reported to the Plan, which approximates fair value.

         Security transactions are accounted for on a trade date basis. Realized gains and losses on securities are derived using the specific identification method for determining the cost of securities.

         Administrative Expenses

         All normal expenses of operating and administering the Plan are paid by the Plan except to the extent paid by the Company.

         Federal Income Taxes

         The Internal Revenue Service issued its latest determination letter on November 3, 1993 which stated that the Plan and its underlying trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. In the opinion of the plan administrator, the Plan and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

         As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Company contributions or on investment earnings on such contributions at the time such contributions and investment earnings are received by the Trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements

(3)      Investments

         The following table presents the fair value of investments. Investments that represent 5 percent or more of the Plan's net assets available for plan benefits are separately identified.

December 31, 1997

                                     Number of
                                     Shares or
                                     Principal
                                      Amount
                                    ----------  --------------------------------------------------------------------
                                                                                      Common    Employee
                                                    Income     Equity    Balanced     Stock       Loan
                                                    Fund        Fund       Fund       Fund        Fund         Total
                                                --------------------------------------------------------------------
Investments at Fair Value
as Determined by Quoted
Market Price:
  U.S. Government securities          111,721        --          --       120,881       --          --       120,881
  Corporate bonds:
    Marine Midland Collective Trust    16,881      350,206       --          --         --          --       350,206
    Other                              80,000        --          --        80,874       --          --        80,874
  Common stocks:
    Iroquois Bancorp, Inc.            114,526        --          --          --      2,949,044      --     2,949,044
    Other                              59,291        --       1,172,424   214,155       --          --     1,386,579
  Preferred stock                         106       10,600       --          --         --          --        10,600
                                                  ------------------------------------------------------------------
                                                   360,806    1,172,424   415,910    2,949,044      --     4,898,184
                                                  ------------------------------------------------------------------

Investments valued at cost,
which approximates fair value:
  Employee loans                                     --          --          --         --        186,187    186,187
  Cash                                   --       $  --          --           300       --          --           300
  Money market funds                   92,195        --          53,448    38,730           17      --        92,195
                                                  ------------------------------------------------------------------
                                                     --          53,448    39,030           17    186,187    278,682

                                                  $360,806    1,225,872   454,940    2,949,061    186,187  5,176,866
                                                   =======    =========   =======    =========    =======  =========


                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements

(3)      Investments (continued)

December 31, 1996

                                      Number of
                                      Shares or
                                      Principal
                                       Amount
                                    ------------   ---------------------------------------------------------------
                                                                                    Common     Employee
                                                    Income     Equity   Balanced    Stock        Loan
                                                     Fund       Fund      Fund      Fund         Fund        Total
                                                   ---------------------------------------------------------------
Investments at Fair Value
as Determined by Quoted
Market Price:
  U.S. Government securities           103,207         --        --      108,836       --         --        108,836
  Corporate bonds:
    Marine Midland Collective Trust     16,684      324,457      --         --         --         --        324,457
    Other                               45,000         --        --       44,362       --         --         44,362
  Common stocks:
    Iroquois Bancorp, Inc.             116,420         --        --         --     1,979,140      --      1,979,140
    Other                               46,106         --      841,613   176,856       --         --      1,018,469
  Preferred stock                          106       10,600      --         --         --         --         10,600
                                                    ---------------------------------------------------------------
                                                    335,057    841,613   330,054   1,979,140      --      3,485,864

Investments valued at cost
plus interest earned which
approximates fair value:
  Fixed rate interest contracts
  (6.64% maturing December 31, 1996)    19,441       19,441      --         --         --         --         19,441

Investments valued at cost,
which approximates fair value:
  Employee loans                                       --        --         --         --       204,552     204,552
  Cash                                    --       $   --        --          300       --         --            300
  Money market funds                   183,958       17,863     87,563    55,104      23,428      --        183,958
                                                    ---------------------------------------------------------------
                                                     17,863     87,563    55,404      23,428    204,552     388,810

                                                   $372,361    929,176   385,458   2,002,568    204,552   3,894,115
                                                    ===============================================================

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements

(3)      Investments (continued)

The Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $1,248,423 and $669,519 during 1997 and 1996, respectively, as follows:

                                               Year ended December 31, 1997

                                                                              Common    Employee
                                             Income      Equity   Balanced    Stock       Loan
                                              Fund        Fund      Fund      Fund        Fund       Total
                                           ---------    --------  ---------  -------    --------    --------
U.S. Government securities                 $   --          --       3,215       --          --         3,215
Corporate bonds                               22,868       --       1,349       --          --        24,217
Common stock                                   --        206,904   39,268     974,819       --     1,220,991
                                            ----------------------------------------------------------------
                                           $  22,868     206,904   43,832     974,819       --     1,248,423
                                           =================================================================

                                               Year ended December 31, 1996

                                                                              Common    Employee
                                             Income      Equity   Balanced    Stock       Loan
                                              Fund        Fund      Fund      Fund        Fund       Total
                                           ---------    --------  ---------  -------    --------    --------
U.S. Government securities                 $   --          --      (2,325)      --         --        (2,325)
Corporate bonds                              23,853        --        (635)      --         --        23,218
Common stock                                   --       155,362    33,406     459,858      --       648,626
                                            ---------------------------------------------------------------
                                           $ 23,853     155,362    30,446     459,858      --       669,519
                                           ================================================================

                                                                   Schedule 1

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

         Item 27a - Schedule of Assets Held for Investment Purposes -
                                  Income Fund

                               December 31, 1997


  Number
 of Shares
or Par Value           Description                           Cost      Fair Value
------------           -----------                           ----      ----------

               Corporate Bonds
               ---------------
   16,881 *    Marine Midland Collective Trust
                 Managed Guaranteed Investment Contract    $296,210     $350,206
                                                            -------      -------
               Preferred Stock
     106  *    Iroquois Bancorp, Inc. - Series B             10,600       10,600
                                                             ------       ------

                                                           $306,810     $360,806
                                                            -------      -------
* Party in interest

                                                              Schedule 2

                                                  IROQUOIS BANCORP, INC.

                              401(K) SAVINGS PLAN
         Item 27a - Schedule of Assets Held for Investment Purposes -
                                  Equity Fund

                               December 31, 1997

  Number
 of Shares
or Par Value           Description                     Cost      Fair Value
------------           -----------                     ----      ----------

               Money Market Funds
               ------------------

  53,448       Provident Institutional Funds         $ 53,448     $ 53,448
                                                      -------      -------


               Common Stocks
               -------------

   3,800       Agrium Inc.                             43,029       46,314
     450       Arco Chem Co.                           21,339       20,925
     684       Ascent Entmt Group Inc.                  5,863        7,097
     750       Avnet Inc.                              36,458       49,500
     750       BCE Inc.                                21,789       24,985
     700       California Microwave Inc.               18,638       13,562
   1,100       Canadian Natl Ry Co.                    26,206       51,975
     729       Chateau Cmntgs Inc.                     15,951       22,964
   3,300       Comcast Corp. Cl A                      61,087      104,158
   2,000       Comcast UK Cable Partners LTD Cl A      20,000       18,876
   1,400       Comsat Corp. Ser 1                      31,318       33,950
     400       Crown Cork & Seal Inc.                  22,295       20,050
     500       Dow Jones & Co. Inc.                    20,577       26,844
   1,400       Echlin Inc.                             45,565       50,663
   3,000       Frontier Corp.                          62,108       72,000
     800       Harmon Intl Inds Inc. New               32,248       34,200
     400       King World Productions Inc.             13,922       23,100
   1,600       Komag Inc.                              29,454       23,800
   2,000       Kroger Co.                              25,993       73,500
   1,500       Mapics Inc.                             12,691       16,313
     750       Marcam Solutions Inc.                    4,231        5,437
     720       Meditrust                               13,349       26,370
   3,425       Medpartners Inc. New                    57,353       76,634
     700       Morton Intl Inc. Ind New                21,890       24,063
     800       Occidental Pet. Corp.                   20,452       23,450
   1,300       Pall Corp.                              33,228       26,894
     600       Policy Mgmt Sys Corp.                   18,291       41,738
   1,000       RJR Nabisco Holdings Corp. New          33,362       37,500
     900       Storage Tr Rlty Sh Ben Int              18,225       23,682
   1,400       Sungard Data Sys Inc.                   29,423       43,225
     700       Ucar Intl Inc.                          26,316       27,957
   1,800       Union Tex Pete Holdings Inc.            34,065       37,463
   6,500       United Biscuits Group                   31,882       23,959
   1,200       Wheelabrator Technologies Inc.          18,660       19,276
                                                      -------      -------

                                                      927,258    1,172,424
                                                      -------    ---------
                                                     $980,706   $1,225,872
                                                     ========   ==========

                                                              Schedule 3

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

         Item 27a - Schedule of Assets Held for Investment Purposes -
                                 Balanced Fund

                               December 31, 1997


  Number
 of Shares
or Par Value             Description                          Cost      Fair Value
------------             -----------                          ----      ----------

    --        Cash                                         $    300     $     300
              ----                                           ------        ------

              Money Market Funds
              ------------------
  38,730      Provident Institutional Funds                  38,730        38,730
                                                             ------        ------

              U.S. Government Securities
              --------------------------
  10,000      U.S. Treasury Note 9.25% 8/15/98               10,103        10,217
  20,000      U.S. Treasury Note 5.50% 4/15/00               19,954        19,919
  10,000      U.S. Treasury Note 7.25% 8/15/04               10,483        10,808
  15,000      U.S. Treasury Note 7.50% 2/15/05               15,293        16,486
  10,000      U.S. Treasury Note 9.375% 2/15/06              10,557        12,295
  25,000      U.S. Treasury Note 7.50% 11/15/16              26,109        29,180
  15,000      FNMA Med Term Notes 6.48% 2/18/04              14,833        14,915
   6,721      GNMA Gtd Pass thru Ctf Pool #212177             6,967         7,061
                                                            -------       -------
                                                            114,299       120,881

              Corporate Bonds
              ---------------
  10,000      Abbott Labs NT 5.60% 10/01/03                   9,323         9,754
  15,000      Canandaigua Wine Inc. SR NT 8.75% 12/15/03     14,606        15,113
  15,000      Meditrust NT 7.00% 8/15/07                     14,854        15,214
  15,000      Private Export Fdg Corp Secd NT

                 6.62% 10/01/05                              15,578        15,518
  15,000      Tenet Healthcare Corp SR NT 8.00% 1/15/05      15,081        15,263
  10,000      Zeneca Wilmington Inc. GTD NT 6.30% 6/15/03     9,650        10,012
                                                            -------       -------
                                                             79,092        80,874

                 Common Stocks
                 -------------
     900      Agrium Inc.                                    10,191        10,969
     195      Ascent Entmt Group Inc.                         1,672         2,023
     200      Avnet Inc.                                      9,722        13,200
     300      California Microwave Inc.                       7,987         5,813
     312      Chateau Comntys Inc.                            6,602         9,828
     700      Comcast Corp. Cl A                             13,194        22,094
     400      Comsat Corp. Ser 1                              8,948         9,700
     300      Echlin Inc.                                     9,380        10,856
     700      Frontier Corp.                                 13,629        16,800
     200      Harman Intl Inds Inc. New                       8,062         8,550
     200      King World Productions Inc.                     6,930        11,550
     500      Komag Inc.                                      9,188         7,438
     600      Kroger Co.                                      7,798        22,050
     726      Medpartners Inc. New                           11,436        16,244
     400      Pall Corp.                                     10,224         8,275
     300      RJR Nabisco Hldgs Corp. New                    10,009        11,250
     300      Storage Tr Rlty Sh Ben Int                      6,590         7,894
     500      Union Tex Pete Hldgs Inc.                       9,461        10,406
   2,500      United Biscuits Group                          11,307         9,215
                                                            -------       -------
                                                            172,330       214,155
                                                            -------       -------
                                                           $404,751      $454,940
                                                           ========      ========

                                                              Schedule 4

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

         Item 27a - Schedule of Assets Held for Investment Purposes -
                               Common Stock Fund

                               December 31, 1997


 Number
of Shares               Description                        Cost        Fair Value
---------               -----------                        ----        ----------
                 Money Market Funds
                 ------------------

   17    *       Marine Midland Collective Trust        $      17      $       17
                   Short Term Investment Fund

                 Common Stocks
                 -------------

114,526  *       Iroquois Bancorp, Inc.                  1,239,950      2,949,044
                                                         ---------      ---------

                                                        $1,239,967     $2,949,061
                                                        ==========     ==========
* Party In Interest

                                                              Schedule 5

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

         Item 27a - Schedule of Assets Held for Investment Purposes -
                              Employee Loan Fund

                               December 31, 1997

  Par
 Value               Description                          Cost        Fair Value
-------              -----------                          ----        ----------

            Employees' Loans
            ----------------

186,187     Loans to Employees at various rates         $186,187       $186,187
                                                        ========       ========
            ranging from 6.0% to 9.0% with
            maturities ranging from 2 years to
            5 years


                                                                                     Schedule 6

                                                      IROQUOIS BANCORP, INC.
                                                        401(K) SAVINGS PLAN

                                        Item 27d - Schedule of Reportable (5%) Transactions

                                                   Year ended December 31, 1997

                                                                                          Value of
                                                                                          Asset on
                                             Purchase    Selling    Expenses             Transaction

Date         Party/Description                Price       Price     Incurred     Cost       Date        Net Gain
----         -----------------               --------    -------    --------     ----    -----------    --------
Various      Marine Midland Bank
             Collective Trust
             Short Term Investment Fund

             Directed                         592,685       --         --       592,685     592,685         --

Various      Marine Midland Bank
             Collective Trust
             Short Term Investment Fund

             Directed                            --       633,963      --       633,963     633,963         --

Various      Iroquois Bancorp, Inc.

             Common Stock                     288,452       --         --       288,452     288,452         --

Various      Iroquois Bancorp, Inc.

             Common Stock                        --       236,490      --       112,718     112,718      123,772

Various      Marine Midland Bank

             Provident Institutional Funds    771,113       --         --       771,113     771,113         --

Various      Marine Midland Bank

             Provident Institutional Funds       --       821,601      --       821,601     821,601         --
